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                                                                    EXHIBIT 99.3


                                February 2, 1999


GLB Bancorp, Inc.
7001 Center Street
Mentor, Ohio  44060

To the Board of Directors:

         I hereby consent to being named as a person about to become a director of GLB Bancorp, Inc. ("GLB"), in connection with the consummation of the acquisition (the "Acquisition") of Maple Leaf Financial, Inc., an Ohio corporation ("Maple Leaf"), by GLB pursuant to the Agreement of Affiliation and Plan of Merger dated as of November 24, 1998 by and between GLB and Maple Leaf, as amended as of December 29, 1998, in the Registration Statement on Form S-4 filed by GLB with the Securities and Exchange Commission in connection with the acquisition (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                         Sincerely,


                                                   /s/ Betty L. Kimbrew
                                                   ----------------------------
                                                   Betty L. Kimbrew